Statement to Investor Certificateholders for Signet HELOC Trust 1995-A
  Home Equity Loan Asset Backed Certificates, Series 1995-A
  Pooling and Servicing Agreement dated December 06, 1995

  Distribution Date                                                               2/20/97
  Collection Period                                                   01/01/97 - 01/31/97

  Balances and Factors

  Beginning Pool Balance                                                   416,697,397.29
  Beginning Invested Amount                                                402,405,715.89
  Beginning Investor Certificate Principal Balance                         397,117,993.89

  Ending Pool Balance                                                      413,722,568.43
  Ending Invested Amount                                                   398,012,601.35
  Ending Investor Certificate Principal Balance                            392,724,879.35

  Pool Factor                                                                   0.8169820

  Rates and Percentages
  Certificate Rate                                                                  5.716%
  Floating Allocation Percentage                                                    96.57%

  Collections
  Interest Collections (net of Servicing Fee)                                3,229,268.60
  Total Principal Collections                                               15,309,648.05
     Principal Collections(Net of TDA)                                      15,309,648.05
     Transfer Deposit Amounts                                                        0.00

  Servicer Advances                                                                  0.00
  Policy Draw Amount                                                                 0.00
  Deficiency Amount                                                                  0.00

  Investor Certificate Distributions (per $1,000 certificate)
  ---------------------------------------------------------------------------------------
  Total Investor Certificate Interest Distribution                              3.9350894
  ---------------------------------------------------------------------------------------
     Investor Certificate Interest                                              3.9350894
     Carryover Amount                                                           0.0000000
     Interest on Carryover Amount                                               0.0000000
     Overdue Investor Certificate Interest                                      0.0000000
     Interest on Overdue Investor Certificate Interest                          0.0000000

  -------------------------------------------------------------------------------------
  Total Investor Certificate Principal Distribution                             9.1389562
  -------------------------------------------------------------------------------------
     Principal Distribution Amount                                              9.0873304
     Investor Certificate Liquidation Loss Amount*                              0.0516258

  ---------------------------------------------------------------------------------------
  Total Investor Certificate Distribution                                      13.0740456
  ---------------------------------------------------------------------------------------

  Other Distributions
  Servicing Fee                                                                173,623.92
  Reimbursement of previous Servicer Advances                                        0.00

  *to be paid to Investor Certificateholders
  Charge Offs, Losses, Delinquencies and REO
  Current Period Charge Off Amounts                                                  0.00
  Current Period Liquidation Loss Amounts                                       25,698.05
  Current Period Investor Certificate Liquidation Loss Amounts                  24,816.61
  Accumulated Charge Off Amounts                                                     0.00
  Accumulated Liquidation Loss Amounts                                         252,621.97
  Accumulated Investor Certificate Liquidation Loss Amounts                    245,984.12

  ---------------------------------------------------------------------------------------
  30-59 Days Delinquent
    # of Accounts                                                                     178
    Principal Balance                                                        4,725,088.20

  60-89 Days Delinquent
    # of Accounts                                                                      32
    Principal Balance                                                          822,395.67

  90 and Greater Days Delinquent
    # of Accounts                                                                      39
    Principal Balance                                                        1,029,609.95

  REO
    # of Accounts                                                                       1
    Principal Balance                                                           48,017.56
  ---------------------------------------------------------------------------------------


  Outstanding Payments/Reimbursements

  Unpaid Carryover Amounts                                                           0.00

  Unreimbursed Servicer Advances                                                     0.00

  Unreimbursed Liquidation Loss Amount                                               0.00

  Defective/Eligible Substitute Mortgage Loans

  Current Period Aggregate
  Defective Mortgage Loans                                                     889,276.08

  Current Period Aggregate
  Eligible Substitute Mortgage Loans                                                 0.00
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  Signet Bank, as Seller and Servicer

  Signed___________________________
  Name: Suzanne Bachman
  Title: Sr. Vice President